UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2017

GREAT WESTERN BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-36688	47-1308512
(Commission File Number)	(IRS Employer Identification No.)

225 South Main Avenue
Sioux Falls, South Dakota	57104
(Address of Principal Executive Offices)	(Zip Code)

(605) 334-2548
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                         Emerging growth company        ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                 ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On December 15, 2017, Great Western Bancorp, Inc., a Delaware corporation (the “Company”), Great Western Bank (the “Bank”) and their subsidiaries (collectively “Great Western”) and Kenneth Karels (“Mr. Karels”), President and Chief Executive Officer of the Company and the Bank, executed an Employment Agreement (the “Karels Employment Agreement”). The Karels Employment Agreement, which commences on January 1, 2018, will replace and supersede his previous employment agreement entered into on September 15, 2014.
On December 15, 2017, Great Western and Peter Chapman (“Mr. Chapman”), Executive Vice President and Chief Financial Officer of the Company and the Bank, executed an Employment Agreement (the “Chapman Employment Agreement”). The Chapman Employment Agreement, which commences on January 1, 2018, will replace and supersede his previous employment agreement entered into on September 12, 2014.
On December 15, 2017, Great Western and Doug Bass (“Mr. Bass”), Executive Vice President and Regional President of the Bank, executed an Employment Agreement (the “Bass Employment Agreement”).  The Bass Employment Agreement, which commences on January 1, 2018, will replace and supersede his previous employment agreement entered into on August 27, 2014.
On December 15, 2017, Great Western and Stephen Ulenberg (“Mr. Ulenberg”), Executive Vice President and Chief Risk Officer of the Company and the Bank, executed an Employment Agreement (the “Ulenberg Employment Agreement”).  The Ulenberg Employment Agreement, which commences on January 1, 2018, will replace and supersede his previous employment agreement entered into on September 12, 2014.
On December 15, 2017, Great Western and Michael Gough (“Mr. Gough”), Executive Vice President and Chief Credit Officer of the Company and the Bank, executed an Employment Agreement (the “Gough Employment Agreement”). The Gough Employment Agreement, which commences on January 1, 2018, will replace and supersede his previous employment agreement entered into on January 27, 2011.
Description of Employment Agreements
A brief description of the terms and conditions of the Karels Employment Agreement, the Chapman Employment Agreement, the Bass Employment Agreement, the Ulenberg Employment Agreement, and the Gough Employment Agreement (each an “Employment Agreement”) is set forth below. Unless defined herein, capitalized terms have the meaning given them in the Employment Agreements, copies of which are attached as Exhibits, and incorporated herein by reference. Mr. Karels, Mr. Chapman, Mr. Bass, Mr. Ulenberg and Mr. Gough shall each be referred to as an “Executive”. The following description of each Employment Agreement is qualified in its entirety by reference to each such Employment Agreement that is attached hereto as Exhibits 10.1 (Karels), 10.2 (Chapman), 10.3 (Bass), 10.4 (Ulenberg) and 10.5 (Gough) of this Current Report on Form 8-K, and is incorporated by reference into this Item 1.01.
Each Employment Agreement is for an unspecified duration and constitutes “at will” employment. Mr. Karels will be paid a base salary of $825,000 per year, Mr. Chapman will be paid a base salary of $400,000 per year, Mr. Bass will be paid a base salary of $309,900 per year, Mr. Ulenberg will be paid a base salary of 299,860 per year, and Mr. Gough will be paid a base salary of $275,000 per year (“Base Salary”). The Base Salary for each Executive will be reviewed at least annually and may be increased at any time for any reason by the Compensation Committee or the Board, as applicable.
Beginning with the fiscal year ending September 30, 2018, each Executive will be entitled to receive an annual cash incentive bonus (“Bonus”) which Bonus will range from zero percent (0%) to two hundred percent (200%) of each Executive’s target Bonus opportunity based on actual performance against performance metrics established by the Compensation Committee. Mr. Karels’ target Bonus opportunity will be eighty-five percent (85%) of his Base Salary; Mr. Chapman’s target Bonus opportunity will be sixty percent (60%) of his Base Salary; and Messrs. Bass, Ulenberg and Gough’s target Bonus opportunity will be thirty percent (30%) of their respective Base Salary. Thereafter, the Compensation Committee or the Board, as applicable, may establish different performance metrics for future fiscal years.

Consistent with the Employment Agreements, each Executive has been granted an annual long-term incentive compensation award (“LTI Award”) for Fiscal Year 2018, fifty percent (50%) in the form of time-based restricted stock units, which vest in three equal annual installments and fifty percent (50%) in the form of performance-based restricted stock units which vest based on performance over a three (3)-year performance period. Mr. Karels’ LTI Award has an initial value of $915,000; Mr. Chapman’s LTI Award has an initial value of $255,000; Mr. Bass’ LTI Award has an initial value of $155,000; Mr. Ulenberg’s LTI Award has an initial value of $100,000; and Mr. Gough’s LTI Award has an initial value of $85,000. For any fiscal year ending during an Executive’s employment following the 2018 Fiscal Year, such Executive will be eligible to receive an LTI Award in form and amount determined in the sole discretion of the Compensation Committee or the Board, as applicable. LTI Awards, including the LTI Award for the 2018 Fiscal Year, will be subject to the terms of the Company equity plan under which it is granted and to the terms of any applicable award agreement.
Each Employment Agreement provides that if an Executive is terminated for Cause, he is entitled to receive amounts earned during the term of employment. Such amounts include unpaid Base Salary through the date of termination; accrued but unused paid time off (“PTO”) and reimbursements of properly submitted business expenses.
Each Employment Agreement also provides that in the event of death, disability or retirement, an Executive will be entitled to receive unpaid Base Salary through the date of termination; accrued but unused paid time off; reimbursements of properly submitted business expenses and Earned Bonus and Prorated Bonus as defined in each Employment Agreement. Such payments will be made no later than 60 days following the termination date. In the case of termination due to permanent disability, Great Western will continue to pay 100% of the Executive's then-current base salary for a period of 90 days following such termination. In the case of death, each Executive will immediately vest in all outstanding awards under the Company's incentive plans. In the case of disability or retirement, outstanding LTI Awards will continue vesting on the vesting date(s) specified in the applicable award agreement, as if employment had not terminated and subject to continued compliance with the restrictive covenants within the Agreement.
Each Employment Agreement further provides that in the event of termination without Cause or for Good Reason by an Executive, such Executive is entitled to the payment of the following amounts:

•	the payment of unpaid base salary; accrued but unused paid time off; reimbursements of business expenses will be made within 30 days of termination; and all other accrued and vested benefits;

•	the payment of Earned Bonus and Prorated Bonus will be made at the time that such bonus would have otherwise been paid had employment not been terminated;

•
the cash severance payment equal to two times current salary and current target STI Plan bonus opportunity will be paid in 52 equal biweekly payments following termination date for Mr. Karels and one times current salary and current target STI Plan bonus opportunity will be paid in 26 equal biweekly payments following termination date for Messrs. Chapman, Bass, Ulenberg and Gough, and such payments to be made in accordance with the Company’s payroll practices;

•
the continuation of benefits under the Company's group health insurance, vision and dental plans at the level provided immediately prior to termination date through the two-year anniversary date of such termination date, at which time the Executive may be eligible to elect to continue health care and dental coverage under COBRA, or the payment to the Executive of a lump-sum cash payment equal to 24 times the monthly COBRA cost of continued health and medical coverage for Mr. Karels and 12 times for Messrs. Chapman, Bass, Ulenberg and Gough and, as applicable, his or her covered spouse and/or dependents at the level provided immediately prior to the termination date, with such payment grossed up for applicable taxes; and

•
the continued vesting of outstanding awards under the LTI Plan and the performance stock awards granted in connection with the Offering on the vesting date(s) specified in the applicable award agreement, as if employment had not terminated and subject to continued compliance with the restrictive covenants within the agreement.

In the event of termination without Cause or for Good Reason of an Executive within 24 months of a change-in-control, such Executive shall be entitled to the same payments and items described above under "Payment Obligations for Termination Without Cause or for Good Reason" and will be paid on a date that is no later than 60 days following the termination date. Additionally:

•
the severance payment will be paid in a lump-sum (instead of in installments) and equal to three times the sum of current base salary plus current target STI Plan bonus opportunity for Mr. Karels and equal to two times the sum of current base salary plus current target STI Plan bonus opportunity for Messrs. Chapman, Bass, Ulenberg and Gough; and

•
in lieu of the continuation of benefits under the Company's group health insurance, vision and dental plans, a lump-sum cash payment equal to 24 times the monthly COBRA costs of continued health and medical coverage for the Executive and, as applicable, covered spouse and/or dependents at the level provided immediately prior to termination, with such payment grossed up for applicable taxes.

Each Employment Agreement contains certain restrictive covenants prohibiting the Executive from competing against the Company and the Bank or soliciting the Company’s or the Bank’s customers for a period of time following termination of employment, all as more particularly set forth in each Employment Agreement.
ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.
(e) A brief description of the material terms of each Employment Agreement is contained in Item 1.01, “Entry into a Material Definitive Agreement,” above, and is incorporated herein by reference.
ITEM 8.01. OTHER EVENTS
Annual Stockholder Meeting. The Company’s Annual Stockholder Meeting will be held Thursday, February 22, 2018. The meeting will commence at 9:00 AM Mountain Standard Time at The Phoenician, 6000 E. Camelback Road, Scottsdale, Arizona. The record date for determination of stockholders entitled to notice of, and to vote at, the Annual Stockholder Meeting is January 5, 2018.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement among the Registrant, Great Western Bancorp, Inc. and Kenneth Karels dated December 15, 2017.
10.2	Employment Agreement among the Registrant, Great Western Bancorp, Inc. and Peter Chapman dated December 15, 2017.
10.3	Employment Agreement among the Registrant, Great Western Bancorp, Inc. and Doug Bass dated December 15, 2017.
10.4	Employment Agreement among the Registrant, Great Western Bancorp, Inc. and Stephen Ulenberg dated December 15, 2017.
10.5	Employment Agreement among the Registrant, Great Western Bancorp, Inc. and Michael Gough dated December 15, 2017.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT WESTERN BANCORP, INC.

Date: December 15, 2017	By:	/s/ Donald J. Straka
	Name:	Donald J. Straka
	Title:	General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Employment Agreement among the Registrant, Great Western Bancorp, Inc. and Kenneth Karels dated December 15, 2017.
10.2	Employment Agreement among the Registrant, Great Western Bancorp, Inc. and Peter Chapman dated December 15, 2017.
10.3	Employment Agreement among the Registrant, Great Western Bancorp, Inc. and Doug Bass dated December 15, 2017.
10.4	Employment Agreement among the Registrant, Great Western Bancorp, Inc. and Stephen Ulenberg dated December 15, 2017.
10.5	Employment Agreement among the Registrant, Great Western Bancorp, Inc. and Michael Gough dated December 15, 2017.